Exhibit 4.4

SHAREHOLDERS’ AGREEMENT

DATED JANUARY 26, 2011

BY AND AMONG

JIAYUAN.COM INTERNATIONAL LIMITED

(as “Company”)

the Persons listed on Schedule 1 hereto

(as “Investors”)

the Persons listed on Schedule 2 hereto

(as “Key Holders”)

AND

the entities listed on Schedule 3 hereto

SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made on January 26, 2011, by and among Jiayuan.com International Limited, an exempted company duly incorporated and validly existing in the Cayman Islands (the “Company”), the individuals and entities identified on Schedule 1 of this Agreement (each individually an “Investor” and collectively the “Investors”), the individuals and entities identified on Schedule 2 of this Agreement (each individually an “Key Holder” and collectively the “Key Holders”), and the entities identified on Schedule 3 of this Agreement (together with the Company, the “Group Companies”, each a “Group Company”).

RECITALS

WHEREAS, Harper, certain shareholders of the Key Holders, certain Key Holders and the Investors are, inter alios, parties to that certain Shareholders Agreement dated May 14, 2007 (the “Prior Agreement”).

WHEREAS, for and in consideration of the release and termination of their obligations under the Prior Agreement, Harper, the Key Holders and the Investors agree to enter into and be bound by the terms and conditions of this Agreement.

WHEREAS, for or and in consideration of the agreement of Key Holders, the Investors and other shareholders of Harper to transfer their shares in Harper to the Company in exchange for shares of the Company, the Company and the shareholders of Harper have agreed to enter into and be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

2.                                       REGISTRATION RIGHTS.

Exhibit B attached hereto sets for the registrations rights of the Investors with respect to the Company and the rights and obligations of the parties with respect to registration of the Company’s Ordinary Shares. No Holder shall be entitled to exercise any right provided for in Exhibit B after the date that is five (5) years following the consummation of a Qualified IPO.  The rights set forth in Exhibit B shall terminate (i) upon a Liquidation Event, as such term is defined in the Company’s Articles, or (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period.

3.                                       INFORMATION AND OBSERVER RIGHTS.

3.1                                 Delivery of Financial Statements.

The Company shall deliver to the Investors:

(a)                                  as soon as practicable, but in any event no more than ninety (90) days after the end of each financial year of the Company, a consolidated balance sheet and income statement as of the last day of such year; a consolidated statement of cash flows for such year and a comparison between the actual figures for such year, the comparable figures for the prior year and the comparable figures included in the Budget (as defined below) for such year, with an explanation of any material differences between them and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. GAAP or IFRS, or such other international accounting standard approved by the Investors, and audited and certified by a “Big 4” accounting firm or independent public accountants of internationally recognized standing selected by the Company and approved by the Investors;

(b)                                 as soon as practicable, but in any event no more than thirty (30) days of the end of each month, an unaudited, consolidated balance sheet and a consolidated unaudited income statement prepared in accordance with U.S. GAAP or IFRS or such other international standards as are acceptable to the Investors;

(c)                                  as soon as practicable, but in any event thirty (30) days prior to the end of each financial year, a proposed consolidated budget and business plan for the next financial year to be submitted to the Board for approval in accordance with Section 7.4 (collectively, the “Budget”), prepared on a monthly basis including, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(d)                                 with respect to the financial statements called for in Sections 3.1(a) and 3.1(b), an instrument executed by the Chief Financial Officer of the Company (or in the absence of the Chief Financial Officer, the Chief Executive Officer of the Company) and certifying that such financials were prepared in accordance with U.S. GAAP or IFRS, consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, of footnotes that may be required by U.S. GAAP or IRFS and fairly present the financial condition of the Company and its results of operation for the periods specified therein, subject to, for unaudited statements, year-end audit adjustment).  Management shall also provide an analysis of results and a statement of an executive officer comparing monthly and year-to-date information to the Company’s plan.

(e)                                  such other information relating to the financial condition, business, prospects or corporate affairs of the Company as an Investor or any assignee of an Investor may from time to time reasonably request, including but not limited to such customary information as may be required by the Investors in the event that the Company qualifies as a passive foreign investment company (“PFIC”) provided, however, that the Company shall not be obligated under this Section 3.1(e) or any other section of Section 3.1 to (i) provide information which the Company reasonably deems in good faith to be a trade secret or similar confidential information or (ii) would adversely affect the attorney-client privilege between the Company and its counsel;

(f)                                    if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries;

(g)                                 Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the registration effecting the IPO, to the extent required under the applicable rules of the jurisdiction in which the registration statement (or similar application for listing of the Ordinary Shares or statement) is to be filed; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.

3.2                                 Inspection.

For so long as an Investor holds at least 2,000,000 Ordinary Shares (on an as-converted basis) (as adjusted for share splits, share dividends, recapitalizations and similar transactions), each Group Company shall permit such Investor (or its appointee), at the Investor’s expense, to visit and inspect such Group Company’s properties, to examine its books of account and records and to discuss such Group Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investor; provided, however, that each Group Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, or would adversely affect the attorney-client privilege between such Group Company and its counsel.

3.3                                 Observer Rights.

So long as any Investor holds not less than one point five percent (1.5%) of then outstanding Shares on an as-converted basis, as adjusted for any share splits, share dividends, recapitalizations or the like), each Group Company shall invite a representative of such Investor (the “Observer”) to attend all meetings of its Board and all subcommittees of the Board, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors.

3.4                                 Termination of Information, Inspection and Observer Rights.

The covenants set forth in Section 3.1, Section 3.2 and Section 3.3 shall terminate and be of no further force or effect immediately prior to the Company’s IPO.

3.5                                 Confidentiality.

(a)                                  Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(a)) by such Investor), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 3.5(a), (c) to any Affiliate, partner, member, shareholder or wholly owned Subsidiary of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure, and provided that such Investor ensures that all such persons named above to whom such Investor discloses confidential information are bound by the same provisions of this Section 3.5(a) The Company acknowledges that the Investors are in the business of private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict an Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

(b)                                 The Company agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of their obligations under this Agreement, any confidential information obtained from an Investor pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(b) by the Company), (ii) is or has been independently developed or conceived by the Company without use of any of such Investor’s confidential information or (iii) is or has been made known or disclosed to the Company by a third party without a breach of any obligation of confidentiality such third party may have to such Investor; provided, however, that the Company may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary for the discharge of their obligations under this Agreement, (b) to any Affiliate, partner, member, shareholder or wholly-owned Subsidiary of the Company in the ordinary course of business, or (c) as may otherwise be required by law, provided that the Company take reasonable steps to minimize the extent of any such required disclosure.

4.                                       RIGHT OF FIRST OFFER.

4.1                                 Right of First Offer.

Subject to the terms and conditions specified in this Section 4.1, and applicable securities laws, in the event the Company or any Key Holder proposes to offer or sell any New Securities (the “Issuing Company”), such Issuing Company shall first make an offering of such New Securities to the Investors in proportion to their respective shareholding in the Company in accordance with the following provisions of this Section 4.1.  Any Investor shall be entitled to apportion the right of first offer hereby granted it among themselves and their partners, members and Affiliates in such proportions as it deems appropriate provided that such partners, members and Affiliates do not have any interest in any business, company or asset which competes with the business of the Company or any of its Subsidiaries.

(a)                                  The Issuing Company shall deliver a notice, in accordance with the provisions of Section 8.5 hereof, (the “Offer Notice”) to the Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By written notification received by the Issuing Company, within twenty (20) calendar days after mailing of the Offer Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities, which equals the proportion that the number of Ordinary Shares issued and held or issuable upon conversion of the Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Shares) then held, by such Investor bears to the total number of Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then outstanding in the Company.  The Issuing Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (each, a “Fully-Exercising Holder”) of any other Investors’ failure to do likewise.  During the ten (10) day-period commencing immediately after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the New Securities for which any of the Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion of Preferred Shares then held by such Fully-Exercising Holder bears to the total number of Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all Fully-Exercising Holders who wish to purchase such unsubscribed shares.

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Issuing Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Issuing Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d)                                 The right of first offer in this Section 4.1 shall not be applicable to: (i) Employee Compensation Shares;  (ii) Ordinary Shares issued in an Qualified IPO; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) securities issued in connection with any share split or share dividend of the Company, or (v) Equity Securities issued or issuable upon conversion or exercise of the Series A Preference Shares.

(e)                                  The right of first offer set forth in this Section 4.1 may not be assigned or transferred except that such right is assignable by an Investor to any Affiliate of such Investor.

4.2                                 Right of Participation.

In addition to the rights set forth in Section 4.1, the Company shall first offer the Investors the right to invest in the Company’s next Qualified Financing Transaction such that, upon the closing of such financing, the Investors could maintain the same percentage in ownership on a fully diluted basis as immediately before such financing.

4.3                                 Termination.

The provisions of this Section 4 shall terminate upon the earlier of: (a) the consummation of a Qualified IPO and (b) upon a Liquidation Event, as such term is defined in the Articles.

5.                                       BOARD COMPOSITION AND VOTING MATTERS.

5.1                                 Board Composition.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a)                                  The Majority Preferred Shareholder shall be entitled to elect one (1) director of the Board of the Company (the “Preferred Director”), initially to be JP Gan.

(b)                                 The First Major Shareholder shall be entitled to nominate and elect one (1) Directors (the “First Major Shareholder Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position, initially to be: Haiyan Gong.

(c)                                  The Second Major Shareholder shall be entitled to nominate and elect one (1) Director (the “Second Major Shareholder Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position, initially to be: Yongqiang Qian.

5.2                                 Size of the Board; Group Companies.

(a)                                  Company Board.  Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at three (3) directors.

(b)                                 Group Companies’ Boards.  It is further agreed that the board of directors of Shanghai Huaqianshu, Beijing Huaqianshu or any PRC Subsidiary and, to the extent legally and commercially feasible, other Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries) shall have same board composition with the Company and the Majority Preferred Shareholder shall be entitled to nominate one (1) director to the board of directors of each such Subsidiary.  The Company, Shanghai Huaqianshu and Beijing Huaqianshu shall procure that such nominee(s) is appointed to the relevant board of directors.

5.3                                 Removal of Board Members.

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of fifty percent (50%) or more of the shares entitled under Section 5.1 to designate that director, or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat  pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1.  All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

5.4                                 Increase in Authorized Share Capital.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

5.5                                 Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) the consummation of a Qualified IPO, and (b) a Liquidation Event; provided, however, that the provisions of Section 5.4 shall survive until the Investors have converted all of their Preferred Shares into Ordinary Shares.

5.6                                 Chairman and CEO.

(a)                                   The chairman of the Board shall be appointed by the majority of the Board, including the affirmative vote of the Preferred Director, and shall initially be Yongqiang Qian.  Notwithstanding the foregoing, in the event that Haiyan Gong (i) no longer serves as the CEO of the Company for any reason, and (ii) continues to have the right to appoint either the First Major Shareholder Director or the Second Major Shareholder Director, then each of the parties hereto shall direct its director nominee to appoint Haiyan Gong as Chairman.

(b)           The CEO of the Company shall be appointed by the majority of the Board, including the affirmative vote of the Preferred Director.

5.7                                 Specific Enforcement.

Each Shareholder acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Section 5 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity.

6.                                       RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE.

6.1                                 Right of First Refusal - Transfers by Key Holders.

(a)                                  Grant.

Subject to the provisions of the Statute and any other applicable law, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Right of First Refusal (the “Right of First Refusal”) to purchase its pro-rata portion of all or any portion of any Shares or the Existing Offshore Shares (together, the “Transfer Shares”) that such Key Holder may propose to transfer (and with respect to Existing Offshore Shares, that such Key Holder’s holding company proposes to issue) (in each case, a “Proposed Key Holder Transfer”), at the same price and on the same terms and conditions as those offered to the proposed transferee (the “Prospective Transferee”). For purposes of this Section 6.1, an Investor’s pro-rata portion shall equal the product obtained by multiplying (i) the aggregate number of Key Holder Shares subject to the Proposed Key Holder Transfer by (ii) a fraction, the numerator of which is the number of Shares owned by such Investor immediately before consummation of the Proposed Key Holder Transfer and the denominator of which is the total number of Shares owned, in the aggregate, by all Investors immediately prior to the consummation of the Proposed Key Holder Transfer.  The Investors shall be entitled to apportion the Right of First Refusal granted under this Section 6.1(a) among themselves and their partners, members and Affiliates in such proportions as they deem appropriate. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.1.

(b)                                 Notice.

Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a notice (the “Proposed Transfer Notice”) to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer.  Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Key Holder Transfer and the identity of the Prospective Transferee.

(c)                                  Exercise of Right of First Refusal to Investors.

To exercise its Right of First Refusal, an Investor must deliver a notice (an “Exercise Notice”) to the selling Key Holder and the Company within ten (10) days (the “Investor Notice Period”) after receipt of the Proposed Transfer Notice by giving an Exercise Notice to the selling Key Holder. Such right shall at all times be exercised in accordance with the provisions of the Statute and any other applicable laws.

(d)                                 Undersubscription of Transfer Shares.

If options to purchase have been exercised by the Investors with respect to some but not all of the Transfer Shares by the end of Investor Notice Period, then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Undersubscription Notice”) to those Investors who fully exercised their options within the Investor Notice Period (the “Exercising Investors”).  Each Exercising Investor shall have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice.  To exercise such option, an Investor must deliver an Undersubscription Notice to the selling Key Holder and the Company within ten (10) days after the expiration of the Investor Notice Period.  In the event there are two or more such Investors that choose to exercise the last-mentioned option for a total number of remaining Transfer Shares in excess of the number available, the remaining Transfer Shares available for purchase under this Section 6.1(d) shall be allocated to such Investors pro rata based on the number of Transfer Shares such Investors have elected to purchase.  If the options to purchase the remaining Transfer Shares are exercised in full by the Investors, the Company shall immediately notify all of the exercising Investors of that fact.

(e)                                  Consideration; Closing.

If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board.  If any Investor cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, such Investor may pay the cash value equivalent thereof, as determined by the Board.  The closing of the purchase of Transfer Shares by the Investors shall take place, and all payments from the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

6.2                                 Right of Co-Sale.

(a)                                  If any Transfer Shares subject to a Proposed Key Holder Transfer are not purchased pursuant to Section 6.1(a) above and thereafter are to be sold to a Prospective Transferee, each respective Investor and each Key Holder (other than the selling Key Holder) may elect to exercise its Right of Co-Sale and participate on a pro-rata basis in the Proposed Key Holder Transfer on the same terms and conditions specified in the Proposed Transfer Notice.  To exercise its Right of Co-Sale the exercising Investors and the exercising Key Holders must give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Notice described in Section 6.1(d) above, and upon giving such notice the Investors and the other Key Holders shall be deemed to have effectively exercised the Right of Co-Sale.

(b)                                 Each Investor and each Key Holder, by timely exercising its Right of Co-Sale by delivering the written notice provided for above in Section 6.2(a) may include in the Proposed Key Holder Transfer all or any part of its Shares equal to the product obtained by multiplying (i) the aggregate number of Key Holder Shares subject to the Proposed Key Holder Transfer by (ii) a fraction, the numerator of which is the number of Shares owned by such exercising Investor or exercising Key Holder immediately before consummation of the Proposed Key Holder

Transfer and the denominator of which is the total number of Shares owned, in the aggregate, by all Investors and all Key Holders (other than the selling Key Holder) immediately prior to the consummation of the Proposed Key Holder Transfer (including any Shares purchased by such time pursuant to the Secondary Right of First Refusal) plus the number of Shares held by the selling Key Holder.  To the extent that one or more of the Investors or the Key Holders (other than the selling Key Holder) exercises such right of participation in accordance with the terms and conditions set forth herein, the number of Shares that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c)                                  An Investor or a Key Holder (other than the selling Key Holder) shall effect its participation in the Proposed Key Holder Transfer by delivering to the transferring Key Holder, no later than fifteen (15) days after such Investor’s or such Key Holder’s exercise of the Right of Co-Sale, one or more share certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i)                                     the number of Ordinary Shares that such Investor or such Key Holder, as the case may be, elects to include in the Proposed Key Holder Transfer; or

(ii)                                  the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that such Investor or such Key Holder, as the case may be, elects to include in the Proposed Key Holder Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of Ordinary Shares, such Investor or such Key Holder shall first convert the Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided above.  The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(d)                                 The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(e)                                  Each share certificate an Investor or a Key Holder delivers to the selling Key Holder pursuant to Section 6.2(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Key Holder shall concurrently therewith remit to each Investor or such Key Holder the portion of the sale proceeds to which such Investor or each Key Holder is entitled by reason of its participation in such sale.  If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor or any Key Holder (other than the selling Key Holder) exercising its Right of Co-

Sale hereunder, the selling Key Holder may sell any Key Holder Shares to such Prospective Transferee or Transferee unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Investor or any Key Holder. If the Prospective Transferee objects to the transfer of Preferred Shares in lieu of Ordinary Shares, such Investor or such Key Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares.

(f)                                    If any Proposed Key Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Key Holder proposing the Proposed Key Holder Transfer may not sell any Key Holder’s Shares unless they first comply in full with each provision of this Section 6.  The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.2.

6.3                                 Effect of Failure to Comply.

(a)                                  Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company.  Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate.  Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)                                 If any Key Holder becomes obligated to sell any Shares to the Investors under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Shares as is herein specified and the Company shall then cancel on its books or registers the certificate or certificates representing the Shares to be sold.

(c)                                  If any Key Holder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor and each Key Holder (other than the selling Key Holder), in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require the selling Key Holder to purchase Shares from the Investors or the other Key Holders, as the case may be, as provided below, and the selling Key Holder will be bound by the terms of such option.  If a Key Holder makes a Prohibited Transfer, each Investor and each Key Holder (other than the selling Key Holder) upon timely exercise of its Right of Co-Sale under Section 6.2 may require the selling Key Holder to purchase from such Investor or such Key Holder, as the case may be, the type and number of Shares that such Investor or such Key Holder would have been entitled to sell to the Prospective Transferee under Section 6.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.2.  The sale will be made on the same terms and subject to the same conditions as would have applied had the selling Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor or each of the other Key Holders learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.2.  The selling Key Holder shall also reimburse such Investor or such Key Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s or such Key Holder’s rights under Section 6.2.

6.4                                 Exempt Transfers.

(a)                                  Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.1 and Section 6.2 shall not apply: (i) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its shareholders, members, partners or other equity holders; or (ii) to a repurchase of Shares from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, (iii) in the case of a Key Holder that is an individual, upon a transfer by such Key Holder to their spouse or Immediate Family Member, or to a custodian, trustee, executor, or other fiduciary for the account of such Key Holder’s spouse or Immediate Family Member, or to a trust for such Key Holder’s own self, or a charitable remainder trust or (iv) the transfer by a Key Holder of up to three percent (3%) of the total number of Shares held by such Key Holder as of the date of the Closing to a third party.

(b)                                 Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.1 and Section 6.2 shall not apply to the sale of any Shares to the public in a Qualified IPO.

6.5                                 Change in Control.

For avoidance of doubt and for all purposes of this Section 6, a Change in Control of a Key Holder shall be deemed to constitute a transfer of Shares.

6.6                                 Term.

The provisions of this Section 6 shall terminate upon the earlier of (i) immediately prior to the Company’s Qualified IPO and (ii) the occurrence of a Liquidation Event (as defined in the Articles).

6.7                                Fame Gain.

Notwithstanding anything to the contrary provided herein, Fame Gain Investment Ltd. (“Fame Gain”) shall be deemed as a “Key Holder” under Section 6 with respect to the Ordinary Shares it holds and if Fame Gain proposes to sell any Ordinary Share it holds, such sale shall be subject to the Right of First Refusal and Right of Co-Sale.  With respect to the Preferred Shares that Fame Gain holds, Fame Gain shall be deemed to be an “Investor” as such term is used herein; provided, however, that the Ordinary Shares held by Fame Gain Investments Ltd. shall be excluded from (i) the total number of Shares held by all Investors as such figure is used in the calculation of each Investor’s pro-rata portion of its rights and obligations related to the exercise of the Right of First Refusal and the Right of Co-Sale and (ii) the total number of Shares held by Fame Gain as such figure is used in the calculation of Fame Gain’s pro-rata portion of its rights and obligations related to the exercise of the Right of First Refusal and Right of Co-Sale as an Investor.

7.                                       ADDITIONAL COVENANTS.

7.1                                 Employee Agreements.

The Company will cause all employees, officers, directors and/or consultants now or hereafter employed or engaged by it or any Group Company (or engaged by the Company or any Group Company as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a non-disclosure and proprietary rights assignment agreement and each Key Employee (including Haiyan Gong and Yongqiang Qian) to enter into a two (2) year non-competition and non-solicitation agreement, each in the form attached hereto as Exhibit C.

7.2                                 Employee Stock Option Plan.  Unless approved by the Board, all officers, directors, employees and consultants of the Company who shall purchase, or receive options to purchase, shares of the Company under the ESOP shall be required to execute share purchase or option agreements providing for (i) vesting of shares over not less than a four-year period with the first twenty five percent 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal annual installments over the following three (3) twelve-month periods, and (ii) a one-hundred eighty (180)-day lockup period in connection with the Company’s Qualified IPO.  Option grants shall be approved by the Board and, other than options to purchase up to 1,427,000 Ordinary Shares (including the options to purchase 295,000 Ordinary Shares listed in Section 2.4 of the Disclosure Schedule to the Purchase Agreement), such grants may not contain a minimum exercise price per share that is less than the price per share paid by the Investors pursuant to the Purchase Agreement.  The Company shall retain a “right of first refusal” on employee transfers until the Company’s Qualified IPO and the right to repurchase unvested shares that have been issued at cost.

7.3                                 Preferred Share Protective Provisions.

(a)                                 Approval of Holders of Preferred Shares.  For so long as any Preferred Shares remain outstanding, in addition to any other vote or consent required elsewhere in the Articles or by the Statute, the Company shall not perform any of the following acts, and all parties hereto shall, to the extent permitted by the Statute, procure each Group Company not to perform any of the following acts without the prior written consent of the holders of at least sixty-six percent (66%) of the then outstanding Preferred Shares (voting as a single class on an as converted basis):

(i)                                     Cease to conduct or carry on the business of the Company and/or any Group Company substantially as now conducted or change any part of its business activities;

(ii)                                  Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any Group Company;

(iii)                               Increase the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the holders of Preferred Shares in the Company;

(iv)                              Reduce or cancel the authorized or issued share capital of any Group Company (except the Company);

(v)                                 Appoint or change the auditors of any Group Company;

(vi)                              Acquire any investment or incur any commitment outside of the Budget as approved by the Board in excess of US$500,000 at any time in respect of any one transaction, or in excess of US$1,000,000 at any time in related transactions, in any financial year of any Group Company;

(vii)                          Pass any resolution for the winding up any Group Company (other than the Company) or undertake any merger or reconstruction exercise concerning any Group Company or any liquidation exercise concerning any Group Company (other than the Company) or apply for the appointment of a receiver, manager or judicial manager or like officer;

(viii)                       Enter into, approve or amend terms of transactions involving the interest of any related parties, including but not limited to, directors, shareholders, officers and/or any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company;

(ix)                               Acquire any share capital or any other securities of any corporate body, or establish any brands;

(x)                                  Dispose or dilute the interest of any Group Company in any of its Subsidiaries;

(xi)                              Approve any transfer of Equity Securities or any equity in any Group Company (other than a transfer of Preferred Shares or Ordinary Shares issued upon conversion thereof);

(xii)                           Enter into any joint-venture agreements or the formation of any Group Company;

(xiii)                       Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of Preferred Shares;

(xiv)                       Make any action that authorized, created or issued shares of any class of shares having preferences superior to or on a parity with the Preferred Shares; and

(xv)                          Make any action that reclassified any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of Preferred Shares.

(b)                            Approval of Preferred Director.  For so long as any Preferred Shares remain outstanding, in addition to any vote or consent requirements provided in the Articles or the Statute, the Company shall not, and shall procure that any other Group Company shall not, without the prior written consent of the Preferred Director, do any of the following:

(i)                                     Approve the annual, consolidated Budget of the Company;

(ii)                                 Make any distribution of profits and/or return of capital amongst the shareholders by way of dividend, capitalization of reserves or otherwise;

(iii)                              Appoint or settle the terms of appointment of any managing director, President, Chairman, Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer;

(iv)                              Settle or alter the terms of any bonus (other than as approved in the Budget), profit-sharing scheme, employee share option or share participation scheme;

(v)                                 Amend the accounting policies previously adopted by, or change the financial year of, the Company;

(vi)                              Any transaction with related parties of the Group Companies;

(vii)                          Borrow any money or obtain any financial facilities, except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(viii)                       Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertakings, assets or rights of any Group Company, except for the purpose of securing borrowings from a bank or other financial institution in the ordinary course of business, such individual amount not to exceed US$250,000 (or its equivalent in any other currency or currencies), or an aggregate of US$500,000 at any time in any financial year; or

(ix)                              Sell, transfer, license, charge, encumber or otherwise dispose of any  trademarks, patents or other intellectual property owned by any Group Company.

(c)                                 Disbursements from Company account.

The Company and a designee of the Investors (the “Investor Designee”) shall be co-signatories to each of the Company’s bank accounts and no disbursement shall be made from the Company’s bank accounts without the signatures of the Investor Designee and the individual designated by the Company.  The Company shall provide seven (7) days prior notice to the Investors of any planned disbursement from the Company’s bank accounts.

(d)                                Covenants by the Investors and Key Holders.

The Investors and Key Holders agree, without the prior written consent of the holders of at least sixty-six percent (66%) of the then outstanding Preferred Shares (voting as a single class on an as converted basis), they shall not vote in favor of any resolution for the following:

(i)                                     reduction or cancellation of the authorized or issued share capital of the Company;

(ii)                                  winding up the Company or undertake any liquidation exercise concerning the Company; and

(iii)                             amendment of the Company’s Memorandum or Articles of Association in a manner that adversely affects the rights of the Preferred Shares.

7.4                                 Meetings of the Board.

Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

7.5                                 Successor Indemnification.

In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Articles or elsewhere, as the case may be.

7.6                                 Business Principles.

The Company agrees and undertakes to the Investors to use commercially reasonable efforts to ensure that the business of the Company will be designed and carried on in accordance with the following business principles (collectively, the “Business Principles”), namely, in a way that:

(a)                                  provides safe and healthy working conditions for its employees and contractors;

(b)                                 encourages the efficient use of natural resources and promotes the protection of the environment;

(c)                                  treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, color, language, disability, political opinion, age, religion, or national/social origin;

(d)                                 allows consultative work-place structures and associations that provide employees with an opportunity to present their views to management;

(e)                                  takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored;

(f)                                    upholds high standards of business integrity and honesty, and operates in accordance with local laws and international good practice (including those intended to fight extortion, bribery and financial crime);

(g)                                 implements a social and environmental management system that enables effective identification, management and monitoring of any risks and provides a framework for action; and

(h)                                 provides for the reporting of the company’s compliances with the Business Principles in an annual report by the company to its Board in a manner that allows a reader to make an informed assessment of the business of the Company and, to the extent relevant, its subsidiary undertakings as against the requirements of the Business Principles.

7.7                                 Prohibition on Transfers to Competitors.

Each Investor agrees that it shall not sell any of its respective Shares to any company, individual or other Person whose primary business is on-line dating, unless such sale is approved unanimously by the Board of Directors.

7.8                                 Consolidation.

In the event that the Company or the Investors are advised by an internationally recognized accounting firm that the Company may not be able to consolidate the income statement, balance sheet, statement of cash flows, and financial position of the other Group Companies in compliance with US GAAP or IFRS, the Group Companies, the Key Holders, Fame Gain and the Founders shall use their best efforts and take such actions as may be necessary in order to ensure that the Company can consolidate the income statement, balance sheet, statement of cash flows, and financial position of the other Group Companies in compliance with the relevant standards of the IFRS and the International Accounting Standards, including without limitation, to amend the Control Documents.

7.9                                 Termination of Covenants.

The covenants set forth in this Section 7 (other than Section 7.6 and this Section 7.11) shall terminate and be of no further force or effect upon (a) the consummation of Qualified IPO, or (b) upon the consummation of a Liquidation Event, as such term is defined in the Company’s Articles, whichever event shall first occur.

8.                                       MISCELLANEOUS.

8.1                                 Transfers, Successors and Assigns.

(a)                                  The terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as provided in this Agreement.

(b)                               Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Deed of Adherence substantially in the form attached hereto as Exhibit D.  Upon the execution and delivery of an Deed of Adherence by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement.  By execution of this Agreement or of any Deed of Adherence, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Deed of Adherence that may be required to be delivered under the terms of this Agreement.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.1.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 8.1.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2                                 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.3                                 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4                                 Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5                                 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.5.

8.6                                 Costs of Enforcement.

If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable legal adviser’s fees.

8.7                                 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the

Majority Preferred Holder, (iii) each Key Holder and (iv) Fame Gain.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then Outstanding, each future holder of all such Registrable Securities, and the Company.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 8.7 shall be binding on all Parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.8                                 Severability.

The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.9                                 Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.10                           Entire Agreement.

This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

8.11                           Legend.

(a)                                  Each certificate representing Shares issued by the Company shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)                                 Each Key Holder and Fame Gain agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 8.11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so.  The legend shall be removed upon termination of this Agreement at the request of the holder.

8.12                           Dispute Resolution.

(a)                                  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim.  Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation.  If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)                               The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”).  There shall be three arbitrators.  The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list.  The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in New York. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)                                The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 8.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.12 shall prevail.

(d)                               The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York shall not apply any other substantive law.

(e)                                Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)                                  The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)                               Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.13                           Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.14                           Termination of Prior Agreement.

The Parties agree that the Prior Agreement is terminated as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

COMPANY:	JIAYUAN.COM INTERNATIONAL LIMITED
	By:	/s/ Haiyan Gong
	Name:	Haiyan Gong
	Capacity:	Director
	Address:	P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

	Fax:	010-64422942

HARPER:	HARPER CAPITAL INC.
	By:	/s/ Haiyan Gong
	Name:	Haiyan Gong
	Capacity:	Director
	Address:	P.O. Box 4301, Road Town, Tortola, British Virgin Islands
	Fax:	010-64422942

JIAYUAN HONG KONG:	JIAYUAN HONG KONG CORPORATION LIMITED
	By:	/s/ Haiyan Gong
	Name:	Haiyan Gong
	Capacity:	Director
	Address:	Flat/RM 1505 15/F
World-wide House
19 Des Voeux RD Central
Hong Kong
	Fax:	010-64422942

SHANGHAI HUAQIANSHU:	SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.
(Company Seal) [seal: Shanghai Huaqianshu Information Technology Co., Ltd.]
	By:	/s/ Haiyan Gong
	Name:	Haiyan Gong
	Capacity:	Director
	Address:	Room 1305, No. 1690, Kongjiang Road, Yangpu District, Shanghai
	Fax:	010-64422942

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

BEIJING HUAQIANSHU:	BEIJING HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Beijing Huaqianshu Information Technology Co., Ltd.]
	By:	/s/ Haiyan Gong
Name:
Capacity:
Address:

Fax:
XIQUE	BEIJING SHIJI XIQUE INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Beijing Shijixique Information Technology Co., Ltd.]
	By:	/s/ Haiyan Gong
Name:
Capacity:
Address:

Fax:
BEIJING WFOE:	BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ Haiyan Gong
Name:
Capacity:
Address:

Fax:
SHANGHAI WFOE:	MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ Yongqiang Qian
	Name:	Yongqiang Qian
	Capacity:	Chairman
	Address:	Room 701-9, No. 98, Songhu Road, Yangpu District, Shanghai
	Fax:	021-65148251

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

KEY HOLDERS:	APRILSKY LTD.

	By:	/s/ Haiyan Gong
	Name:	Haiyan Gong
	Capacity:	Director
	Address:	P.O. Box 4301, Road Town,
Tortola, British Virgin Islands
	Fax:	010-64422942

SHINE & PROSPER HOLDINGS LIMITED

	By:	/s/ Xu Liu
	Name:	Xu Liu
	Capacity:	Director
	Address:	P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands
Fax:

MAYSKY INTERNATIONAL LTD.

	By:	/s/ Fuping Yu
	Name:	Fuping Yu
	Capacity:	Director
	Address:	Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands
Fax:

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

KEY HOLDERS:		OCTSKY INTERNATIONAL LTD.

		By:	/s/ Cheng Li
		Name:	Cheng Li
		Capacity:	Director
		Address:	Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands
Fax:

MAGIA LIMITED

		By:	/s/ Qinghun Zhu
		Name:	Qingjun Zhu
		Capacity:	Director
		Address:	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands
Fax:

SMART CHARM LIMITED

		By:	/s/ Chung Lau
		Name:	Chung Lau
		Capacity:	Director
		Address:	Room 707, 7th Floor, Tower II, Admiralty Centre, 18 Harcourt Road, Hong Kong
Fax:

CEYUAN VENTURES II, L.P.		CEYUAN VENTURES ADVISORS FUND II, LLC

By:	/s/ Bo Feng	By:	/s/ Bo Feng
Name:		Name:
Capacity:		Capacity:
Address:		Address:

Fax:		Fax:

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTORS:

QIMING VENTURE PARTNERS, L.P., a			QIMING MANAGING DIRECTORS FUND,
Cayman Islands exempted limited			L.P., a Cayman Islands exempted limited
partnership			partnership

By:	QIMING GP, L.P., a Cayman Island exempted limited partnership		By:	QIMING CORPORATE GP, LTD., a Cayman Islands corporation
Its:	General Partner		Its:	General Partner

	By:	QIMING CORPORATE GP,
		LTD., a Cayman Islands		By:	/s/ Grace Lee
		corporation		Its:	GRACE LEE
	Its:	General Partner			AUTHORIZED SIGNATORY

			Signing Location:		Hong Kong
	By:	/s/ Grace Lee	Signature of Witness:		/s/ Acob C. Benita
	Its:	GRACE LEE
		AUTHORIZED SIGNATORY	Name of Witness:		ACOB C. BENITA

IGNITION VENTURE PARTNERS III, L.P.,			IGNITION MANAGING DIRECTORS FUND
a Delaware limited partnership			III, LLC, a Delaware limited liability company

By:	IGNITION GP III, LLC, a Delaware limited liability company
Its:	General Partner
			By:	/s/ Grace Lee
	By:	/s/ Grace Lee	Its:	GRACE LEE
	Its:	GRACE LEE		AUTHORIZED SIGNATORY
AUTHORIZED SIGNATORY

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTORS:

PRECISE ASSETS INVESTMENTS LIMITED

By:	/s/ Kit Ping Wong
Name:	Kit Ping WONG
Title:	Director
Address:	Room 1605, 16/F., Blk 16/F., Blk A, Luk Yeung Sun Chuen, Tsuen Wan, N. T., H.K.
Fax:	3106 0763

PEAK IDEA INTERNATIONAL LIMITED

By:	/s/ Xiaoping Xu
Name:	Xiaoping Xu
Title:	Chairman

FAME GAIN INVESTMENTS LTD.

By:	/s/ Yongqiang Qian
Name:	Yongqiang Qian
Title:	Chairman

SCHEDULE 1

LIST OF INVESTORS

Investor	Number of Preferred Shares	Number of Ordinary Shares

Qiming Venture Partners, L.P. Address for Notices: 11400 SE Sixth Street, Suite 100, Bellevue, Washington 98004	5,089,911	2,578,616

Qiming Managing Directors Fund, L.P. Address for Notices: 11400 SE Sixth Street, Suite 100, Bellevue, Washington 98004	76,089	38,584

Ignition Venture Partners III, L.P. Address for Notices: 11400 SE Sixth Street, Suite 100, Bellevue, Washington 98004	557,698	282,873

Ignition Managing Directors Fund III, LLC Address for Notices: 11400 SE Sixth Street, Suite 100, Bellevue, Washington 98004	16,302	8,227

Investor	Number of Preferred Shares	Number of Ordinary Shares

Fame Gain Investments Ltd. Address for Notices: P.O. Box 957, Kingston Chambers, Road Town, Tortola, British Virgin Islands	1,913,333	9,406,727

Peak Idea International Limited Address for Notices: P.O. Box 957, Kingston Chambers, Road Town, Tortola, British Virgin Islands	956,667	0

Precise Assets Investments Limited Address for Notices: 16/F., Shing Lee Commercial Building, 8 Wing Kut Street, Central, Hong Kong.	956,667	0
TOTAL	9,566,667	2,908,000

SCHEDULE 2

LIST OF KEY HOLDERS

Name	Number of Ordinary Shares
Aprilsky Ltd. Address for Notices: P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands	9,465,198

Shine & Prosper Holdings Limited Address for Notices: P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands	750,000

Maysky International Limited Address for Notices: Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands	1,805,126

Octsky International Limited Address for Notices: Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands	741,676

Magia Limited Address for Notices: P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	1,000,000

Smart Charm Limited Address for Notices: Room 707, 7th Floor, Tower II, Admiralty Centre, 18 Harcourt Road, Hong Kong	400,000

Ceyuan Ventures II, L.P. Address for Notices:	765,513

Ceyuan Ventures Advisors Fund II, LLC Address for Notices:	30,487

Total	24,364,727

SCHEDULE 3

1.                                       Harper Capital Inc., a company duly incorporated and validly existing in the British Virgin Islands (“Harper”);

2.                                       Jiayuan Hong Kong Corporation Limited, a limited liability company duly incorporated and validly existing in Hong Kong;

3.                                       Shanghai Huaqianshu Information Technology Co., Ltd., a PRC limited liability company (the “Shanghai Huaqianshu”);

4.                                       Miyuan (Shanghai) Information Technology Co., Ltd., , a wholly-foreign owned enterprise organized and validly existing in the PRC (“Shanghai WFOE”);

5.                                       Beijing Miyuan Information Technology Co., Ltd., , a wholly-foreign owned enterprise organized and validly existing in the PRC (“Beijing WFOE”)

6.                                       Beijing Shiji Xique Information Technology Co., Ltd., a PRC limited liability company (“Xique”).

7.                                       Beijing Huaqianshu Information Technology Co., Ltd., a PRC limited liability company (the “Beijing Huaqianshu”);

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Exhibit A.

1.                                      The term “Affiliate” means, with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

2.                                      The term “Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

3.                                      The term “Articles” means the Company’s Amended and Restated Memorandum and Articles of Association.

4.                                      The term “Beijing Huaqianshu” has the meaning ascribed to such term in Schedule 3 attached to this Agreement.

5.                                      The term “Beijing WFOE” has the meaning ascribed to such term in Schedule 3 attached to this Agreement.

6.                                      The term “Board” means the Company’s Board of Directors.

7.                                      The term “Budget” has the meaning ascribed to such term in Section 3.1(d).

8.                                      The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Hong Kong are authorized or required to be closed for the conduct of regular banking business

9.                                      The term “Business Principles” has the meaning ascribed to such term in Section 7.7.

10.                                The term “Change in Control” means (i) any liquidation, winding-up, or dissolution of a Person, or (ii) any consolidation, amalgamation or merger of a Person with or into any Person, or any other corporate reorganization, including a sale or acquisition of the equity securities of a Person, in which the shareholders of the Person immediately before such transaction own less than fifty percent (50%) of the Person’s voting power immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Person’s domicile).

11.                                The term “Closing” means the closing of the sale and purchase of the Preferred Shares in accordance with the Purchase Agreement.

12.                                The term “Company” has the meaning ascribed to such term in the Preamble to this Agreement.

13.                               The term “Control Documents” has the meaning ascribed to such term in the Purchase Agreement.

14.                                The term “Employee Compensation Shares” means up to an aggregate of 5,233,920 Ordinary Shares, in each case where such Ordinary Shares are issued or issuable to employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Employee Compensation Shares granted under a share incentive plan or other arrangement approved by the Company’s Board, including without limitation in connection with a restricted shares or other equity compensation plan or arrangement approved by the Company’s Board.

15.                                The term “ESOP” has the meaning ascribed to such term in Section 7.3.

16.                                The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable law of any other jurisdiction in which the Company’s Shares are subject to regulation.

17.                                The term “Existing Offshore Shares” means any Shares now owned or subsequently acquired by any Key Holders or his permitted transferees or assigns in his offshore holding company.

18.                                The term “Exercise Notice” has the meaning set forth in Section 6.1(c).

19.                                The term “Exercising Investors” has the meaning ascribed to such term in Section 6.1(d).

20.                                The term “Fame Gain” has the meaning set forth in Section 6.7.

21.                                The term “First Major Shareholder” means, at any given time, that Shareholder that holds the largest number of Shares (on an as-converted basis) of the Company, based on the Company’s register of shareholders.

22.                                The term “First Major Shareholder Director” has the meaning ascribed to such term in Section 5.1(b).

23.                                The term “Form S-3” means such form under the Securities Act as in effect on the date hereof (including Form S-3 or Form F-3, as appropriate) or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

24.                                The term “Fully-Exercising Holder” has the meaning ascribed to such term in Section 4.1(b).

25.                               The term “Group Companies” or “Group Company” has the meaning ascribed to such term in the Preamble to this Agreement.

26.                                The term “Harper” has the meaning ascribed to such term in Schedule 3 attached to this Agreement.

27.                                The term “HKIAC” has the meaning ascribed to such term in Section 8.12(b).

28.                                The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 12 of the Exhibit B hereof.

29.                                The term “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

30.                                The term “IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board.

31.                                The term “Immediate Family Member” means a child, stepchild, grandchild, parent, steparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

32.                                The term “Investor Designee” has the meaning set forth in Section 7.3(c).

33.                                The term “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

34.                                The term “Investor” or “Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

35.                                The term “Investor Exercise Notice” has the meaning ascribed to it in Section 6.2(b).

36.                                The term “Investor Notice Period” has the meaning ascribed to such term in Section 6.1(c).

37.                                The term “Investor Transfer Notice Period” has the meaning ascribed to such term in Section 6.2(b).

38.                                The term “Investor Transfer Shares” has the meaning ascribed to such term in Section 6.2(a).

39.                                The term “IPO” means the Company’s first underwritten public offering of its Ordinary Shares and listing on an internationally-recognized securities exchange.

40.                                The term “Key Employee” means each of the Company’s, Chief Executive Officer (or the General Manager, in the absence of such a position), Chief Financial Officer, Deputy General Manager and Secretary, (or  the Secretary of the board of directors of each of the Onshore Companies in the case of the Onshore Companies).

41.                                The term “Key Holder Shares” means any Ordinary Shares now owned or subsequently acquired by any Key Holder or his permitted transferees or assigns.

42.                                The term “Key Holders” means the persons named on Schedule 2 hereto and the respective transferees of such persons’ Key Holder Shares pursuant to Section 6 hereof.

43.                                The term “Liquidation Event” has the meaning ascribed to such term in Section 2(b) of Schedule A of the Articles of the Company.

44.                                The term “Majority Preferred Shareholder” means the holder of the majority Preferred Shares. For the purposes of determining the Majority Preferred Shareholder, all shares held or acquired by Affiliates of a Shareholder shall be aggregated together.

45.                                The term “New Securities” means equity securities of the Company (and, in the case of Section 4, shall also include equity securities of a Key Holder), whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

46.                                The term “Observer” has the meaning ascribed to such term in Section 3.3.

47.                                The term “Offer Notice” has the meaning ascribed to such term in Section 4.1(a).

48.                                The term “Offshore Shares” means any shares of a Key Holder, whether now existing or subsequently issued.

49.                                The term “Ordinary Shares” means ordinary shares of the Company, par value US$0.001 per share.

50.                                The term “Parties” means the parties to this Agreement, as set forth in the Preamble.

51.                                The term “Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government.

52.                                The term “PFIC” has the meaning ascribed to such term in Section 3.1(e).

53.                                The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

54.                                The term “Prior Agreement” has the meaning ascribed to such term in the Recitals.

55.                                The term “Preferred Director” has the meaning ascribed to such term in Section 5.1(a).

56.                                The term “Preferred Shares” means the Series A Redeemable Preferred Shares of par value US$0.001 per share.

57.                                The term “Prohibited Transfer” has the meaning ascribed to such term in Section 6.3(c).

58.                                The term “Proposed Investor Transfer” has the meaning ascribed to it in Section 6.2(a).

59.                                The term “Proposed Investor Transfer Notice” has the meaning ascribed to it in Section 6.2(b).

60.                                The term “Proposed Key Holder Transfer” has the meaning ascribed to it in Section 6.1(a).

61.                                The term “Proposed Transfer Notice” has the meaning ascribed to it in Section 6.1(b).

62.                                The term “Prospective Transferee” has the meaning ascribed to it in Section 6.1(a).

63.                                The term “Purchase Agreement” means that certain share purchase agreement signed by, inter alia, Harper, the Investors, the Key Holders on April 11, 2007.

64.                                The term “Qualified Financing Transaction” shall mean the first issuance of New Securities after the Closing primarily for equity financing purposes in any transaction or series of related transactions that results in aggregate gross proceeds to the Company of not less than US$1,000,000.

65.                                The term “Qualified IPO” means an underwritten public offering and listing by the Company of its Ordinary Shares on the NASDAQ National Market System in the United States or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the holders of a majority of the then outstanding Preferred Shares and to the Company, in any case in which the price per share equals or exceeds four (4) times the Original Series A Issue Price (as defined in the Articles) (as adjusted for share splits, stock dividends, recapitalizations or combinations of shares) and with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company of not less than US$50 million (or any cash proceeds of other currency of equivalent value).

66.                                The term “Refused Securities” has the meaning ascribed to such term in Section 4.1(c)

67.                                The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

68.                                The term “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares, (ii) any Ordinary Shares issued or issuable upon conversion of any shares of the Company acquired by the Investors after the date hereof, and (iii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2 of this Agreement.

69.

The term “Registrable Securities then Outstanding” means the number of shares determined by adding the number of Ordinary Shares outstanding which are, and the number of Ordinary Shares issuable pursuant to, then exercisable or convertible securities which are, Registrable Securities.

70.	The term “Right of Co-Sale” means the right, but not an obligation, of each Investor to participate in a Proposed Key Holder Transfer on the terms and conditions provided in Section 6.2.

71.	The term “Right of First Refusal” has the meaning ascribed to such term in Section 6.1(a).

72.	The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

73.	The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

74.	The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

75.	The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

76.

The term “Second Major Shareholder” means, at any given time, that Shareholder that, other than the First Major Shareholder, holds the largest number of Shares (on an as-converted basis) of the Company, based on the Company’s register of shareholders.

77.	The term “Second Major Shareholder Director” has the meaning ascribed to such term in Section 5.1(c).

78.

The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (or comparable law in a jurisdiction other than the United States).

79.	The term “Shanghai Huaqianshu” has the meaning ascribed to such term in the Schedule 3 attached to this Agreement.

80.	The term “Shanghai WFOE” has the meaning ascribed to such term in Schedule 3 attached to this Agreement.

81.	The term “Shareholder” shall mean each of the Key Holders and the Investors.

82.

The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (iii) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns.

83.	The term “Statute” means the Companies Law (2010 Revision) of the Cayman Islands.

84.	The term “Subsidiary” shall have the meaning ascribed to in the Cayman Act, and “Subsidiaries” shall be construed accordingly.

85.	The term “Transfer Shares” has the meaning ascribed to such term in Section 6.1(a).

86.	The term “Undersubscription Notice” has the meaning ascribed to such term in Section 6.1(d).

87.	The “US GAAP” means the generally accepted accounting principals of the United States.

88.	The term “US$” means the United States dollar, the lawful currency of the United States of America.

89.

The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other applicable laws of the United States or other relevant jurisdictions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law, or other applicable laws of the United States or other relevant jurisdictions.

90.	The term “Xique” has the meaning ascribed to such term in Schedule 3 attached to this Agreement.

EXHIBIT B

REGISTRATION RIGHTS

The Company covenants and agrees as follows:

1.             Request for Registration.

1.1           If the Company shall receive at any time after the earlier of (i) two (2) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders that the Company file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the Registrable Securities then outstanding or a lesser percent, then the Company shall:

within ten (10) days of the receipt thereof, give written notice of such request to all Holders;

1.1.1             as soon as practicable, and in any event within ninety (90) days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of Section 1.2, within twenty (20) days of the mailing of such notice by the Company in accordance with Section 8.5; and

1.1.2             use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable but in no event later than one hundred eighty (180) days after such request.

1.2           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.1 and the Company shall include such information in the written notice referred to in Section 1.1.  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

1.3           The Company shall not be obligated to effect, or to take any action to effect, any registration

1.3.1        pursuant to this Section 1:

1.3.1.1              in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

1.3.1.2              after the Company has effected three (3) registrations pursuant to this Section 1 and such registrations have been declared or ordered effective;

1.3.1.3              if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 11 below;

1.3.1.4              if the Registrable Securities to be included in the registration statement could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period and the Company is currently subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act; or

1.3.1.5              after the Company has effected a registration or analogous procedure pursuant to Section 15, or

1.3.2        pursuant to any other provision of this Agreement:

1.3.2.1              in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

1.3.2.2              if the Registrable Securities to be included in the registration statement could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period and the Company is currently subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

1.4           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition or divestiture of assets or businesses, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period to defer taking action with respect to a registration request initiated by a same group of Initiating Holders and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered).

A registration statement shall not be counted until such time as such registration statement has been declared effective by the SEC (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investors after the date on which such registration was requested) and elect not to pay the registration expenses therefor pursuant to Section 5).  A registration statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, fewer than twenty-five percent (25%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.             Company Registration.

If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8.5, the Company shall, subject to the provisions of Section 7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, subject to the right of the Company and its underwriters to reduce in view of market conditions the number of shares of Registrable Securities proposed to be registered, provided that such reduction may not be less than twenty-five percent (25%) of the total number of shares included in the registration.  In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof.

3.             Obligations of the Company.

Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

3.1           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of any of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Ordinary Shares (or other securities) of the Company;

3.2           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

3.3           furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

3.4           use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

3.5           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

3.6           cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;

3.7           provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

3.8           use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

4.             Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

5.             Expenses of Demand Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders to act, in connection therewith shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to two demand registrations pursuant to Section 1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.

6.             Expenses of Company Registration.

The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2 hereof for each Holder (which right may be assigned as provided in Section 12 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them to act, in connection therewith, but excluding underwriting discounts and commissions relating to Registrable Securities.

7.             Underwriting Requirements.

In connection with any offering involving an underwriting of shares of the Company’s share capital pursuant to Section 2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered shall be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Company’s IPO in which case the selling Holders may be excluded beyond this amount if the underwriters make the determination described above and no other shareholder’s securities are included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is an investment fund, partnership, limited liability company or corporation, the partners, members, retired partners, retired members, shareholders and Affiliates of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder”, and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

8.             Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.             Indemnification.

In the event any Registrable Securities are included in a registration statement under this Agreement:

9.1           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

9.2           To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, any state securities law or other applicable laws of the United States or other jurisdictions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 9.2 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

9.3           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this

Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

9.4           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall a Holder’s liability pursuant to this Section 9.4, when combined with the amounts paid or payable by such Holder pursuant to Section 9.2, exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder, except in the case of willful fraud by such Holder.

9.5           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

9.6           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of

Registrable Securities in a registration statement under this Agreement, and otherwise and shall survive the termination of this Agreement.

10.           Reports Under Exchange Act.

With a view to making available to the Holders the benefits of SEC Rule 144 or any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

10.1         make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

10.2         file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

10.3         furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, at any time after it has become subject to such reporting requirements, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

11.           Form S-3/F-3 Registration.

11.1         In case the Company shall receive from Holders of at least twenty-five percent (25%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3, Form F-3 (or a similar form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

11.1.1                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

11.1.2                 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 11: (i) if Form S-3 is not then available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$5,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by a Director of the Company stating that in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3, Form F-3 (or a similar form) Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3, Form F-3 (or a similar form) registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 11; provided, however, that the Company shall not utilize this right more than once in any twelve month period to defer taking action on a registration request initiated by a same group of Initiating Holders and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety day period (other than a registration relating solely to the sale of securities of participants in the Company’s ESOP, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered); (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3, Form F-3 (or a similar form) for the Holders pursuant to this Section 11; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2 hereof.

11.2         Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  All expenses incurred in connection with a registration requested pursuant to Section 11, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company.  Registrations effected pursuant to this Section 11 shall not be counted as demands for registration or registrations effected pursuant to Section 1.

11.3         If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 11 and the Company shall include such information in the written notice referred to in Section 11.1.  The provisions of Section 1.2 shall be applicable to such request (with the substitution of Section 11 for references to Section 1).

12.           Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or shareholder of a Holder, (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, or (iii), after such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for share splits, share dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or shareholder of a Holder; (ii) that is an Affiliate of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (iii) who is a Holder’s Immediate Family Member, or (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, shall be aggregated together and with those of the assigning Holder; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

13.           Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of any securities held by such holder or prospective holder.

14.           “Market Stand-Off” Agreement.

Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such longer period, not to exceed an additional twenty (20) days, necessary to comply with NASD Rule 2711 or NYSE Rule 472) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Ordinary Shares or other securities, in cash or otherwise.  The foregoing provisions of this Section 14 shall apply only to the Company’s IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than five percent (5%) shareholders of the Company enter into similar agreements.  The underwriters in connection with the Company’s IPO are intended third-party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 14 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

15.           Non-U.S. Registration or Listing Rights.

The terms of this Agreement are drafted primarily in contemplation of securities offerings in the United States. The Parties recognize, however, the likelihood that there may be one or more registrations or an analogous procedure such as the application for listing accompanied by the issue of a prospectus or equivalent listing particulars in a jurisdiction other than the United States. It is, accordingly, their intention that whenever this Agreement refers to a law or institution of the United States but the Parties wish to effectuate a registration or an analogous procedure such as the application for listing accompanied by the issue of a prospectus or equivalent listing particulars in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question and registration shall be construed, as appropriate, to include an application for listing of the Ordinary Shares on a recognized stock exchange accompanied by the issue of a prospectus or equivalent listing particulars.

EXHIBIT C

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

EXHIBIT D

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE (the “Deed”) is made the [   ]th day of [        ] 20    .

BETWEEN:

(1)           Jiayuan.com International Ltd., a company incorporated in the British Virgin Islands whose registered office is located at P.O. Box 173 Kingston Chambers, Road Town, Tortola, British Virgin Islands; and

(2)           [                       ] (the “New Shareholders”).

WHEREAS:

(A)          As of               , 20    , the existing shareholders in the Company and the Company entered into a Shareholders’ Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit A.

(B)           The New Shareholders have subscribed for an aggregate of [        ] [Ordinary] or [Preferred] Shares (as defined in the Shareholders Agreement) in the capital of the Company and in accordance with the Shareholders Agreement have agreed to enter into this Deed.

(C)           The Company enters into this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.     INTERPRETATION

In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.     COVENANT

Each of the New Shareholders hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a Shareholder holding the same class of shares as the Shares imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

3.     ENFORCEABILITY

Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits (other than those that are non-assignable) of a [holder of Series A Preferred Shares][Ordinary Shares] under the Shareholders Agreement in each case as if the New Shareholder had been an original party to the Shareholders Agreement since the date hereof.

4.     GOVERNING LAW

The formation, validity, interpretation, execution, amendment and termination of and settlement of disputes under this Deed of Adherence shall be governed by the laws of the State of New York.

5.     COUNTERPARTS

This Agreement may be signed in any number of counterparts which together shall form one and the same agreement.

6.     FURTHER ASSURANCE

Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Agreement on its terms and conditions.

[Signature pages to follow]

IN WITNESS whereof the parties have executed this Agreement as a Deed on the day and year first hereinbefore mentioned.

COMPANY:	JIAYUAN.COM INTERNATIONAL LTD.

By:
Name: [ ]
Capacity: [ ]
	Address:	[ ]
[ ]
[ ]
[ ]
[ ]
	Fax:	[ ]

[Deed of Adherence to Jiayuan.com International Ltd. Shareholders Agreement]

IN WITNESS whereof the parties have executed this Agreement as a Deed on the day and year first hereinbefore mentioned.

NEW SHAREHOLDER:	[ ]

By:
Name: [ ]
Capacity: [ ]
	Address:	[ ]
[ ]
[ ]
[ ]
[ ]
	Fax:	[ ]

[Deed of Adherence to Jiayuan.com International Ltd. Shareholders Agreement]